Exhibit 23.3

February 18, 2013

Dorchester Minerals L.P.
3838 Oak Lawn Avenue, Suite 300
Dallas, Texas 75219-4541

Gentlemen:

LaRoche Petroleum Consultants, Ltd. does hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-124544) of Dorchester Minerals, L.P. of our estimated reserves included in the Annual Report dated January 17, 2013, for the year ended December 31, 2012, on Form 10-K including, without limitation, Exhibit 99.2, and to all references to our firm included in this Annual Report.

LAROCHE PETROLEUM CONSULTANTS, LTD.

 /s/ Joe A. Young
Joe A. Young
Partner